AEI Real Estate Fund XVIII Limited Partnership
1300 Minnesota World Trade Center
30 East 7th Street
St. Paul, MN  55101

RE:  Fuddrucker's/Thornton, CO

To Whom It May Concern:

AEI Fund Management, Inc. hereby assigns all rights, title and interest in that certain Sale and Leaseback Financing
Commitment dated June 30, 1997 to AEI Real Estate Fund XVIII
Limited Partnership.

Sincerely,

AEI FUND MANAGEMENT, INC.




/s/ Robert P. Johnson President